Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 12, 2021 relating to the financial statements of Smart Share Global Limited, which appears in Amendment No.2 to the Registration Statement on Form F-1 (No. 333-254228) of Smart Share Global Limited. We also consent to the reference to us under the heading “Experts” in Amendment No.2 to the Registration Statement on Form F-1 (No. 333-254228) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

March 31, 2021